SUB-ITEM 77O: Transactions effected pursuant to Rule 10f-3

Fund: Eagle/JNL Core Equity Fund
Security: SafeNet, Inc.
Date of Purchase: 7/10/03
Amount of Purchase: $423,937.50
Purchase price: $33.25
Purchased from: First Boston
Affiliated Underwriter: Raymond James & Associates

Fund: Eagle/JNL SmallCap Equity Fund
Security: SafeNet, Inc.
Date of Purchase: 7/10/03
Amount of Purchase: $585,200.00
Purchase price: $33.25
Purchased from: First Boston
Affiliated Underwriter: Raymond James & Associates

Fund: Eagle/JNL SmallCap Equity Fund
Security: Digital Theater Systems, Inc.
Date of Purchase: 7/10/03
Amount of Purchase: $56,100.00
Purchase price: $17.00
Purchased from: Cowen & Company
Affiliated Underwriter: Raymond James & Associates

Fund: Eagle/JNL SmallCap Equity Fund
Security: Direct General Corp.
Date of Purchase: 8/12/03
Amount of Purchase: $590,100.00
Purchase price: $21.00
Purchased from: Keefe Bruyette
Affiliated Underwriter: Raymond James & Associates

Fund: Eagle/JNL Core Equity Fund
Security: DigitalNet Holdings Inc.
Date of Purchase: 10/10/03
Amount of Purchase: $68,000.00
Purchase price: $17.00
Purchased from: UBS Securities
Affiliated Underwriter: Raymond James & Associates

Fund: Eagle/JNL SmallCap Equity Fund
Security: DigitalNet Holdings Inc.
Date of Purchase: 10/10/03
Amount of Purchase: $76,500.00
Purchase price: $17.00
Purchased from: Citigroup Global Markets
Affiliated Underwriter: Raymond James & Associates

Fund: Eagle/JNL SmallCap Equity Fund
Security: Highland Hospitality Corp.
Date of Purchase: 12/16/03
Amount of Purchase: $162,000.00
Purchase price: $10.00
Purchased from: Friedman Billings
Affiliated Underwriter: Raymond James & Associates


For all transactions listed, the determination  described in paragraph
(b)(10)(iii) of Rule 10f-3 was made based on the following information: the securities to be purchased were part of an issue registered under the Securities Act of 1933 that is being offered to the public, eligible municipal securities, securities sold in an eligible foreign offering, or securities sold in an eligible Rule 144A offering; the securities were purchased prior to the end of the first day on which any sales are made, at a price  that was not more than the price paid by each other purchaser of securities in that offering or in any concurrent offering of the securities (except, in the case of an Eligible
 Foreign Offering, for any rights to purchase that are required by law to be granted to existing security holders of the issuer), and if the securities were offered for subscription upon exercise of rights, the securities were purchased on or before the fourth day preceding the day on which the rights offering terminated; if the securities purchased were part of an issue registered under the Securities Act of 1933 that was offered to the public or was purchased pursuant to an eligible foreign offering or an eligible Rule 144A offering, the issuer of the securities was in continuous operation for not less than three years, including the operations of any predecessors; the securities were offered pursuant to an underwriting or similar agreement under which the underwriters were committed to purchase all of the securities being offered, except those purchased by others pursuant to a rights offering, if the underwriters purchased any of the securities; the commission, spread or profit received by the principal underwriters was reasonable and fair compared to the commission, spread or profit received by other such persons in connection with the underwriting of similar securities being sold during a comparable period of time; and the amount of securities of any class of such issue to be purchased by the investment company, or by two or more investment companies having the same investment adviser, did not exceed: if purchased in an offering other than an eligible Rule 144A offering, 25 percent of the principal amount of the offering of such class, or if purchased in an eligible Rule 144A offering, 25 percent of the total of: the principal amount of the offering of such class sold by underwriters or members of the selling syndicate to qualified institutional buyers, plus the principal amount of the offering of such class in any concurrent public offering.